                                                                     EXHIBIT 2.1


================================================================================

                         AGREEMENT AND PLAN OF MERGER

                         DATED AS OF OCTOBER 11, 1996

                                     AMONG

                            CUC INTERNATIONAL INC.,

                             KA ACQUISITION CORP.

                                      AND

                           KNOWLEDGE ADVENTURE, INC.

================================================================================

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

 ARTICLE 1..................................................................  2

     SECTION 1.1.   The Merger..............................................  2

     SECTION 1.2.   Effective Time..........................................  2

     SECTION 1.3.   Closing of the Merger...................................  2

     SECTION 1.4.   Effects of the Merger...................................  2

     SECTION 1.5.   Certificate of Incorporation and Bylaws.................  2

     SECTION 1.6.   Directors...............................................  3

     SECTION 1.7.   Officers................................................  3

     SECTION 1.8.   Conversion of Company Shares............................  3

     SECTION 1.9.   Shares of Dissenting Holders............................  5

     SECTION 1.10.  Exchange of Certificates................................  6

     SECTION 1.11.  Company Stock Options...................................  8

     SECTION 1.12.  Indemnification; Escrowed Parent Common Stock...........  9

 ARTICLE 2..................................................................  12

     SECTION 2.1.   Organization and Qualification..........................  12

     SECTION 2.2.   Capitalization of the Company...........................  13

     SECTION 2.3.   Authority Relative to this Agreement and Merger;

                     Consents and Approvals.................................  14

     SECTION 2.4.   Financial Statements; Net Assets........................  15

     SECTION 2.5.   Information Supplied by the Company.....................  16

     SECTION 2.6.   Consents and Approvals; No Violations...................  17

     SECTION 2.7.   No Default..............................................  17

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                                                                            Page
                                                                            ----

     SECTION 2.8.   No Undisclosed Liabilities; Absence of Changes..........  18

     SECTION 2.9    Litigation..............................................  18

     SECTION 2.10.  Compliance with Applicable Law..........................  18

     SECTION 2.11.  Employee Benefit Plan Matters...........................  19

     SECTION 2.12.  Environmental Laws and Regulations......................  20

     SECTION 2.13.  Labor and Employment Matters............................  20

     SECTION 2.14.  Tax Matters.............................................  21

     SECTION 2.15.  Properties and Inventories..............................  24

     SECTION 2.16.  Insurance...............................................  24

     SECTION 2.17.  Returns.................................................  24

     SECTION 2.18.  Intellectual Property...................................  25

     SECTION 2.19.  Opinion of Financial Adviser............................  26

     SECTION 2.20.  Accounting Matters......................................  26

     SECTION 2.21.  Material Contracts......................................  27

     SECTION 2.22.  Related Party Transactions..............................  28

     SECTION 2.23.  Brokers.................................................  28

     SECTION 2.24.  Disclosure..............................................  28

 ARTICLE 3..................................................................  29

     SECTION 3.1.   Organization............................................  29

     SECTION 3.2.   Capitalization of Parent................................  29

     SECTION 3.3.   Authority Relative to this Agreement....................  30

     SECTION 3.4.   SEC Reports; Financial Statements.......................  30

     SECTION 3.5.   Information Supplied by Parent..........................  31

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                                                                            Page
                                                                            ----

     SECTION 3.6.   Consents and Approvals; No Violations...................  31

     SECTION 3.7.   No Undisclosed Liabilities..............................  32

     SECTION 3.8.   No Prior Activities.....................................  32

     SECTION 3.9.   Brokers.................................................  32

     SECTION 3.10.  Accounting Matters......................................  32

     SECTION 3.11.  Litigation..............................................  33

     SECTION 3.12.  Disclosure..............................................  33

 ARTICLE 4..................................................................  33

     SECTION 4.1.   Conduct of Business of the Company......................  33

     SECTION 4.2.   Exemption from Registration or Securities Act

                     Registration...........................................  35

     SECTION 4.3.   Stockholders' Meeting; Proxy Statement/Information

                     Statement..............................................  36

     SECTION 4.4.   Other Potential Acquirors...............................  37

     SECTION 4.5.   Access to Information...................................  37

     SECTION 4.6.   Additional Agreements; Reasonable Efforts...............  38

     SECTION 4.7.   Consents................................................  39

     SECTION 4.8.   Public Announcements....................................  39

     SECTION 4.9.   Directors' and Officers' Indemnification................  39

     SECTION 4.10.  Notification of Certain Matters.........................  39

     SECTION 4.11.  Pooling.................................................  40

     SECTION 4.12.  Tax-Free Reorganization Treatment.......................  40

     SECTION 4.13.  Taxes...................................................  40

     SECTION 4.14.  Employment and Non-Competition Agreements...............  41

     SECTION 4.15.  Company Affiliates......................................  41

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                                                                            Page
                                                                            ----

     SECTION 4.16.  Parent Stock Option and Employee Bonus Pool.............. 41

     SECTION 4.17.  Consent and Waiver....................................... 42

     SECTION 4.18.  Stock Exchange Listing................................... 42

     SECTION 4.19.  SEC Filings.............................................. 43

     SECTION 4.20.  Exercise of Company Stock Options........................ 43

     SECTION 4.21.  Certain Filing by Parent................................. 43

     SECTION 4.22.  Termination of Certain Side Letters...................... 43

     SECTION 4.23.  Delivery of Certified Financial Statements............... 43

     SECTION 4.24.  Defaults Under the Silicon Loan Documents................ 43

 ARTICLE 5................................................................... 44

     SECTION 5.1.   Conditions to Each Party's Obligations to Effect the

                     Merger.................................................. 44

     SECTION 5.2.   Conditions to the Obligations of the Company............. 44

     SECTION 5.3.   Conditions to the Obligations of Parent and Acquisition.. 45

 ARTICLE 6................................................................... 48

     SECTION 6.1.   Termination.............................................. 48

     SECTION 6.2.   Effect of Termination.................................... 49

     SECTION 6.3.   Expenses................................................. 50

     SECTION 6.4.   Amendment................................................ 50

     SECTION 6.5.   Extension; Waiver........................................ 50

 ARTICLE 7................................................................... 51

     SECTION 7.1.   Survival of Representations and Warranties............... 51

     SECTION 7.2.   Entire Agreement; Assignment............................. 51

     SECTION 7.3.   Validity................................................. 51

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                                                                            Page
                                                                            ----

     SECTION 7.4.   Notices.................................................  51

     SECTION 7.5.   Governing Law............................................ 52

     SECTION 7.6.   Headings; Construction................................... 52

     SECTION 7.7.   Parties in Interest...................................... 52

     SECTION 7.8.   Specific Performance..................................... 53

     SECTION 7.9.   Brokers.................................................. 53

     SECTION 7.10.  Counterparts............................................  53

     SECTION 7.11.  Definition of Knowledge.................................  53

     SECTION 7.12.  Recapitalization........................................  53

                                   EXHIBITS




Exhibit A         -    Form of Certificate of Merger

Exhibit B         -    Directors of Surviving Corporation at the Effective Time

Exhibit C         -    Officers of Surviving Corporation at the Effective Time

Exhibit D         -    Form of Escrow Agreement

Exhibit E         -    Certificate to be delivered by Parent and Acquisition in
                       Connection with Tax Opinion of Company Counsel

Exhibit F         -    Form of Amended and Restated Employment Agreement of
                       Lawrence S. Gross

Exhibit G-1       -    Form of Non-Competition Agreement of Lawrence S. Gross

Exhibit G-2       -    Form of Non-Competition Agreement of Barton Listick

Exhibit H         -    Form of Consent and Waiver

Exhibit I         -    Form of Internet Domain Name Assignment

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of October 11, 1996 (this "Agreement"), is among KNOWLEDGE ADVENTURE, INC., a Delaware corporation (the "Company"), CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and KA ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Acquisition").

          WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined in Section 1.1) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a "pooling-of-interests";

          WHEREAS, the Company has delivered to Parent a letter identifying all persons (each, a "Company Affiliate") who are, on the date hereof, "affiliates" of the Company as defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate (other than those identified herein) has delivered to Parent a letter (each, an "Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2), of the Company Shares (as defined in
Section 1.8) beneficially owned by such Company Affiliate on the date hereof and
(ii) the transfer of the shares of Parent Common Stock (as defined in Section 1.8(a)(i)) to be received by such Company Affiliate in and pursuant to the Merger; and

          WHEREAS, in contemplation of the consummation of the Merger, Parent has agreed to loan to the Company, on the terms and subject to the conditions set forth in a Loan Agreement dated of even date herewith (the "Loan Agreement") between Parent and the Company, and the loan documents executed and delivered in connection therewith (together with the Loan Agreement, the "Loan Documents"), up to a maximum of $3.0 million to repay certain outstanding indebtedness of the Company and to fund the business operations of the Company in the ordinary course.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

          SECTION 1.1.  The Merger.  At the Effective Time and upon the
                        ----------
terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease.

          SECTION 1.2.  Effective Time.  Subject to the terms and conditions
                        --------------
set forth in this Agreement, the certificate of merger to be filed with the Secretary of State of the State of Delaware in the form attached as Exhibit A
                                                                    ---------
(the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Certificate of Merger is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or at such time as is provided in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

          SECTION 1.3.  Closing of the Merger.  The closing of the Merger
                        ---------------------
(the "Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which date shall occur on the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 5 but in any case no earlier than December 31, 1996 (unless otherwise agreed by Parent), at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties.

          SECTION 1.4.  Effects of the Merger.  The Merger shall have the
                        ---------------------
effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.5.  Certificate of Incorporation and Bylaws.  The
                        ---------------------------------------
Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 1.6.  Directors.  The directors of Acquisition at the
                        ---------
Effective Time shall be the persons identified in Exhibit B, and such persons
                                                  ---------
shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

          SECTION 1.7.  Officers.  The officers of the Company at the
                        --------
Effective Time shall be the persons identified in Exhibit C, and such persons
                                                  ---------
shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

          SECTION 1.8.  Conversion of Company Shares.
                        ----------------------------
          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition or the holder of any of the Company Shares (other than (x) Company Shares held by Parent, Acquisition or any other subsidiary of Parent, (y) Company Dissenting Shares (as defined in Section 1.9) and (z) Company Shares held in the Company's treasury), all of the shares of:

          (i) Common Stock, par value $.0001 per share, of the Company ("Company Common Stock");

          (ii) Series A Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series A Preferred Stock");

          (iii) Series B Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series B Preferred Stock");

          (iv) Series C Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series C Preferred Stock");

          (v) Series D Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series D Preferred Stock");

          (vi) Series E Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series E Preferred Stock"); and

          (vii) Series F Convertible Preferred Stock, par value $.0001 per share, of the Company ("Series F Preferred Stock");


issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in the aggregate, the total of (a) 2,277,747 fully paid and nonassessable shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock"), minus (b) a number of fully paid
                                              -----
and nonassessable shares of Parent Common Stock determined by dividing the Gross Option Spread (as defined below) by $36.22, minus (c) the Preferred Option
                                            -----
Consideration (as defined in Section 1.8(b)), plus, (d) if and only if the
                                              ----
Effective Time does not occur prior to December 1, 1996, an additional 499.232 fully paid and nonassessable shares of Parent Common Stock for each calendar day after December 1, 1996 and prior to the Closing Date, in each case subject to the indemnification and escrow provisions of Section 1.12 and the Escrow Agreement (as defined below) (the total of clause (a), minus clause (b), minus
                                                       -----             -----
clause (c) and plus clause (d), subject to such indemnification and escrow
               ----
provisions, being hereinafter
referred to as the "Merger Consideration"). Each share of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be converted into the right to receive that portion of the Merger Consideration to which such share is entitled under, and in accordance with,
Article IV, Section 2 of the Restated Certificate of Incorporation of the Company. For the purposes of this Section 1.8, the term "Gross Option Spread" shall mean the positive number, if any, obtained by subtracting (a) the aggregate exercise price under all Parent Replacement Options (as defined in
Section 1.11(a)) issued in exchange for Company Stock Options pursuant to
Section 1.11 from (b) the product of $36.22 multiplied by the aggregate number
                                            -------------
of full shares of Parent Common Stock deemed purchasable (as determined under Section 1.11) following the Merger pursuant to all such Parent Replacement Options.

          Issued and outstanding shares of Company Common Stock and issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (collectively, "Company Preferred Stock") are referred to herein collectively as the "Company Shares."

          (b) If, as of the Effective Time, there remain outstanding and unexercised any options, warrants or similar securities, whether vested or unvested, entitling the holders thereof to acquire any shares of Company Preferred Stock (as defined below) ("Preferred Options"), then, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition or the holder of any Preferred Options, all Preferred Options that remain outstanding and unexercised as of the Effective Time shall be converted into the right to receive, in the aggregate, a number of fully paid and nonassessable shares of Parent Common Stock (such number of shares of Parent Common Stock being referred to herein as the "Preferred Option Consideration") determined by:

          (i) multiplying (A) the number of shares of Company Preferred Stock purchasable upon the exercise of the Preferred Options that remain outstanding and unexercised as of the Effective Time, times (B) the number
                                                           -----
     of shares of Parent Common Stock, or a fraction thereof, that a person holding the number of shares of Company Preferred Stock into which such Preferred Options were exercisable would have been entitled to receive in the Merger pursuant to the last sentence of the immediately succeeding paragraph (without taking into account whether such Preferred Options were in fact exercisable and without adjusting the allocation of the Merger Consideration among the Company Shares to give effect to any deemed exercise of Preferred Options), and

          (ii) subtracting from the product determined under clause (i) above a number of shares of Parent Common Stock determined by dividing (A) the aggregate exercise prices of all Preferred Options that remain outstanding and unexercised as of the Effective Time by (B) $36.22;
                                              --

in each case, subject to the indemnification and escrow provisions of Section
1.12 and the Escrow Agreement, to be divided among the holders of Preferred Options pro rata in accordance with the respective liquidation preferences of the shares of Company Preferred Stock theretofore purchasable on exercise of such Preferred Options.

          (c) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation.

          (d) At the Effective Time, each Company Share, if any, held by Parent, Acquisition or any subsidiary of Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition or such subsidiary, be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

          (e) At the Effective Time, each Company Share held in the Company's treasury immediately prior to the Effective Time shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

          SECTION 1.9.   Shares of Dissenting Holders.
                         ----------------------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, any holder of Company Shares issued and outstanding immediately prior to the Effective Time with respect to which dissenters' rights, if any, are granted by reason of the Merger under the DGCL and who does not vote in favor of the Merger and who otherwise complies with Section 262 of the DGCL and, if applicable, Chapter 13 of the California General Corporation Law ("CGCL") ("Company Dissenting Shares") shall not be entitled to receive shares of Parent Common Stock pursuant to Section 1.8, unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Merger under the DGCL or the CGCL. Such holder shall be entitled to receive only such rights as are granted by Section 262 of the DGCL and/or Chapter 13 of the CGCL. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the DGCL or the CGCL, his or her Company Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive shares of Parent Common Stock pursuant to
Section 1.8 based upon the class of equity security comprising such Company Dissenting Shares.

          (b) Any payments relating to Company Dissenting Shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Acquisition or any of Parent's other direct or indirect subsidiaries for such payment.

          SECTION 1.10.  Exchange of Certificates.
                         ------------------------

          (a) As of the Effective Time, Parent shall deposit with The Bank of Boston, or another bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article 1, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock into which the Company Shares held by the stockholders of the Company immediately prior to the Effective Time shall become convertible pursuant to Section 1.8 (rounded down to the nearest whole share), less the number of shares of Escrowed Common Stock (as defined below) (rounded up to the nearest whole share) to be deposited into the escrow account pursuant to Section 1.12(b) and the Escrow Agreement, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 1.8 and 1.10(f) in exchange for outstanding Company Shares.

          (b) As soon as practicable but no later than thirty (30) days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") whose Company Shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8 and whose shares are not Company Dissenting Shares: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Promptly following the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and Acquisition, together with such letter of transmittal, duly executed, the Exchange Agent shall deliver to the holder of such Certificate a certificate representing that number of whole shares of Parent Common Stock, less the number of shares of Escrowed Parent Common Stock, and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock pursuant to Section 1.10(f), which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, subject to the indemnification and escrow provisions of Section 1.12 and the Escrow Agreement, and cash in lieu of any fractional shares of Parent Common Stock to which the holder may be entitled as contemplated by this Section 1.10.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to any whole shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid prior to surrender with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (d) In the event that any Certificate for Company Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion, require the delivery of a bond or indemnity of a type that is usual and customary in transactions of this nature.

          (e) All shares of Parent Common Stock issued upon the surrender for exchange of Company Shares in accordance with the terms hereof (including the Escrowed Parent Common Stock and any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

          (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price per share for Parent Common Stock as reported on the NYSE (as defined below) on the day immediately preceding the date of the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

          (g) Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and/or any dividends or distributions with respect to Parent Common Stock.

          (h) Neither Parent nor the Company shall be liable to any holder of Company Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or other distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          SECTION 1.11.  Company Stock Options.
                         ---------------------

          (a) At the Effective Time, each outstanding option, warrant or similar security, whether vested or unvested, to acquire any Company Common Stock, whether issued pursuant to the Company's 1991 Stock Option Plan or the Company's 1993 Stock Option Plan (collectively, the "Company Plans") or otherwise (individually, a "Company Stock Option," and, collectively, "Company Stock Options"), shall be cancelled and, in lieu thereof, Parent shall issue to each holder of a Company Stock Option an option (each, a "Parent Replacement Option") to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Common Stock that a person holding the number of shares of Company Common Stock into which such Company Stock Option was exercisable would have been entitled to receive pursuant to the Merger (without taking into account whether such option was in fact exercisable at such time and without adjusting the allocation of the Merger Consideration among the Company Shares to give effect to any deemed exercise of the Company Stock Options), at a price per share equal to (i) the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option divided by (ii) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option as described above; provided, however, that (A) the number of Parent Replacement Options, and the number of shares of Parent Common Stock that may be purchased upon the exercise of such Parent Replacement Options, shall be subject to the indemnification provisions of Section 1.12 and (B) the number of shares of Parent Common Stock that may be purchased upon exercise of such Parent Replacement Option shall not include any fractional share and, upon exercise of the Parent Replacement Option, any fractional share shall be rounded up to the nearest whole share.
The term "Closing Price" shall mean, on any day, the last reported sale price of one share of Parent Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions.

          (b) No less than twenty (20) business days prior to the Effective Time, the Company shall deliver a notice to each holder of any Company Stock Options, at the address of such holder shown on the Company's records, notifying such holder (i) of the right of such holder to exercise such Company Stock Options in accordance with their terms prior to the Effective Time and (ii) that any of such holder's Company Stock Options that remain unexercised as of the Effective Time will be cancelled and exchanged for Parent Replacement Options pursuant to Section 1.11(a).

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Replacement Options. Parent shall use its best efforts to cause there to be effective as of the Effective Time, or as soon as practicable thereafter, a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the Parent Common Stock subject to any Parent Replacement Options held by persons who are or were directors, officers, employees or consultants (subject to the rules of such form) of the Company, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Replacement Options remain outstanding.

          (d) The Company shall not assign to Parent, Acquisition or the Surviving Corporation any rights of the Company under certain stock purchase agreements between the Company and certain employees and other persons to repurchase Company Common Stock acquired upon the exercise of Company Stock Options.

          SECTION 1.12.  Indemnification; Escrowed Parent Common Stock .
                         ---------------------------------------------
          (a) The stockholders of the Company immediately prior to the Effective Time (including for all purposes in this Section 1.12, all holders of Preferred Options that remain outstanding and unexercised immediately prior to the Effective Time) and all holders of Parent Replacement Options shall indemnify, defend and hold harmless, jointly and severally, Parent, Acquisition and, after the Effective Time, the Surviving Corporation, and each of their respective affiliates, successors, assigns, agents and representatives (collectively, the "Affiliated Parties"), against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties (including, without limitation, interest, penalties, settlement costs and any legal, accounting or other fees and expenses for investigating or defending any claims or threatened actions) (collectively, "Losses") that Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties actually incur or suffer in connection with:

          (i) any breach of any of the representations or warranties made by the Company in this Agreement or in any certificate, instrument or other document delivered pursuant hereto;

          (ii) any breach of any covenant of the Company contained in this Agreement;

          (iii) the restatement, if any, by Price Waterhouse LLP, the Company's auditors, of the financial statements of the Company identified in Sections 2.4(a)(i) or (ii), provided that, in respect of this clause (iii), such indemnification shall be limited to Losses that are actually incurred or suffered as a result of a claim or demand made by any person against Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties, whether for Taxes or otherwise; or

          (iv) any default under or violation of the Loan and Security Agreement dated February 2, 1994, between the Company and Silicon Valley Bank, including all exhibits and schedules thereto and all related agreements, instruments and other documents (in each case as supplemented, amended or otherwise modified from time to time, the "Silicon Loan Documents"), whether in existence on the date hereof or arising after the date hereof and prior to the Effective Time;

provided, however, that no claim, demand, suit or cause of action shall be brought against the stockholders of the Company or holders of Parent Replacement Options under Section 1.12(a)(i) or (ii) unless and until the aggregate amount of claims under this Section 1.12(a) exceeds, on a cumulative basis, $250,000, in which event Parent, Acquisition, the Surviving Corporation and any of their respective Affiliated Parties shall be entitled to indemnification from the stockholders of the Company or holders of Parent Replacement Options for all claims under Section 1.12(a)(i) or (ii) relating back to the first dollar.

          (b) At the Closing, certificates representing nine percent (9%) of the number of shares of Parent Common Stock (rounded up to the nearest whole share) issued in the Merger pursuant to Section 1.8 (the "Escrowed Parent Common Stock") shall be deposited into an escrow account and held pursuant to the terms of an Escrow Agreement among Parent, the Surviving Corporation, the Escrow Committee (as defined therein) and the escrow agent, in substantially the form of Exhibit D (the "Escrow Agreement"). The Escrowed Parent Common Stock shall
   ---------
be withheld pro rata from the number of shares of Parent Common Stock to be received by each stockholder of the Company in the Merger. To the extent that Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties shall have any claims for indemnification pursuant to Section 1.12(a), it or they may seek recourse against the Escrowed Parent Common Stock in seeking satisfaction of such claims. The Escrowed Parent Common Stock, less
                                                                           ----
the number of shares of Escrowed Parent Common Stock having a fair market value most nearly equal to the aggregate amount of all indemnification claims made by Parent, Acquisition, the Surviving Corporation or their respective Affiliated Parties under Section 1.12(a) (for such purposes, the fair market value of one share of Escrowed Parent Common Stock shall be equal to $36.22), shall be released to the stockholders of the Company pursuant to the Escrow Agreement on the earlier to occur (the "Escrow Release Date") of (i) the four (4) month anniversary of the Closing and (ii) the date upon which audited consolidated financial statements of Parent, which include the results of operations of the Surviving Corporation, shall have been completed and Parent shall have received a signed opinion of Ernst & Young LLP ("E&Y"), its independent auditors, with respect to such financial statements. Upon the approval by the stockholders of the Company of the Merger Agreement and the Merger, such stockholders shall be deemed to have irrevocably appointed an escrow committee consisting of Michael Levinthal and Jon Feiber (the "Escrow Committee") to act as their attorney-in-fact on behalf of such stockholders and the holders, if any, of Preferred Options to consent to, contest, settle, compromise or otherwise dispose of any claim made by Parent or any other Affiliated Party in accordance with Section 1.12(a) and the Escrow Agreement. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. The Escrow Committee shall be empowered to act by majority vote with respect to all matters arising under Section 1.12(a) and the Escrow Agreement. If any member of the Escrow Committee shall die, become disabled or otherwise be unable or unwilling to fulfill his responsibilities hereunder, each the remaining members of the Escrow Committee shall select a replacement member. Such remaining members of the Escrow Committee shall notify Parent and the Escrow Agent in writing of any change in the composition of the Escrow Committee.

          (c) The sole and exclusive remedy of Parent, Acquisition, the Surviving Corporation and their respective Affiliated Parties against the stockholders of the Company for any indemnification claim brought under Section 1.12(a) following the Effective Time shall be the return of shares of Escrowed Parent Common Stock pursuant to the Escrow Agreement. If, and to the extent that, there are Company Stock Options that remain outstanding and unexercised immediately prior to the Effective Time, Parent, Acquisition, the Surviving Corporation and any of their respective Affiliated Parties will be entitled to have recourse against the holders of Parent Replacement Options issued in the Merger in exchange for such Company Stock Options in seeking satisfaction of any indemnification claims, which recourse shall only be available prior to the Escrow Release Date and shall be limited solely to the right to demand the return (or cancellation) of a number of Parent Replacement Options, or Parent Common Stock if such Parent Replacement Options have theretofore been exercised, having a fair market value most nearly equal to the aggregate amount of all indemnification claims; provided, however, that such indemnified parties shall only be entitled pursuant to this sentence to demand the return (or cancellation) of Parent Replacement Options, or Parent Common Stock, having a fair market value that does not exceed 9% of the fair market value of the Parent Replacement Options, or Parent Common Stock, as applicable, received by such holders in exchange for their Company Stock Options (for all such purposes, the fair market value of one share of Parent Common Stock shall be equal to $36.22). Notwithstanding anything to the contrary, nothing contained in this Section 1.12 shall in any way limit any claim, cause of action or remedy that may be available to Parent, Acquisition, the Surviving Corporation or any of their respective Affiliated Parties against
(i) any stockholder of the Company or any holder of options to acquire capital stock of the Company, whether at law or in equity, for willful or intentional fraud or in connection with the execution and/or delivery by such stockholder or optionholder of its Affiliate Letter or any certificate, instrument or agreement executed and/or delivered by such stockholder or optionholder or (ii) the Company for breach of any representation, warranty, covenant or agreement contained herein or in any other certificate, instrument or agreement (including any Affiliate Letter) executed and delivered in connection with the Merger.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of Parent and Acquisition as follows:

          SECTION 2.1.   Organization and Qualification.
                         ------------------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company, the term "Material Adverse Effect" means any change or effect that (i) is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of the Company, or

(ii) may materially impair the ability of the Company to consummate the transactions contemplated hereby.

          (b) Except as disclosed in Section 2.1 of the Company Disclosure Schedule dated October 11, 1996, previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company does not own any equity or other interest, or right to acquire any equity or other interest, in any corporation, partnership, joint venture, limited liability company or similar entity other than (i) 997,407 shares of common stock of Worlds, Inc., a Delaware corporation ("Worlds"), which, to the knowledge of the Company, represents 17.85% of the outstanding common stock of Worlds and (ii) 28,498 shares of series A preferred stock of Worlds. To the knowledge of the Company, the outstanding common stock and series A preferred stock of Worlds held by the Company represents approximately 12.45% of the total outstanding capital stock of Worlds on a fully diluted basis.

          (c) Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (d) The Company has heretofore delivered to Parent copies of the Restated Certificate of Incorporation and Bylaws of the Company, in each case as currently in effect, which copies are true, correct and complete except as set forth in Section 2.1 of the Company Disclosure Schedule.

          SECTION 2.2.   Capitalization of the Company.
                         -----------------------------

          (a)  The authorized capital stock of the Company consists of:

               (i) 50,000,000 shares of Company Common Stock, of which 8,725,381 are issued and outstanding as of the date hereof;

               (ii) 5,000,000 shares of Series A Preferred Stock, of which 3,253,754 are issued and outstanding as of the date hereof;

               (iii) 2,764,096 shares of Series B Preferred Stock, all of which are issued and outstanding as of the date hereof;

               (iv) 3,634,412 shares of Series C Preferred Stock, all of which are issued and outstanding as of the date hereof;

               (v) 321,942 shares of Series D Preferred Stock, all of which are issued and outstanding as of the date hereof;

               (vi) 2,186,053 shares of Series E Preferred Stock, all of which are issued and outstanding as of the date hereof; and

          (vii) 800,000 shares of Series F Preferred Stock, of which 748,683 shares are issued and outstanding as of the date hereof.

          All of the Company Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of August 31, 1996, 3,426,149 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options, and 275,000 shares of Series A Preferred Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the outstanding Preferred Options. Section 2.2 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of August 31, 1996, of Company Stock Options and Preferred Options, including, for each such Company Stock Option and Preferred Option, the date of grant, the Company Plan under which it was granted, if applicable, the number of shares of Company capital stock which may be purchased and the exercise price. The Company has previously delivered to Parent copies of all forms of stock option agreements, notes and stock pledge agreements used by the Company in connection with the grant and exercise of Company Stock Options and Preferred Options. All Company Stock Options and Preferred Options that are not exercised prior to the Effective Time will terminate by their terms unless assumed by Parent pursuant to Section 1.11. Since August 31, 1996, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Stock Options and Preferred Options in existence on such date and no additional Company Stock Options or Preferred Options have been granted. Except as set forth above, as of the date hereof, there are outstanding no (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) except as set forth in Section 2.2 of the Company Disclosure Schedule, options, warrants or other rights to acquire from the Company, and no obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) equity equivalents or other similar rights (collectively, "Company Securities").

          (b) There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Other than the Restated Investors Rights Agreement referred to in Section 5.3(j), there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any Company Securities. Section 2.2 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of August 31, 1996, of all record holders of Company Shares, including the names of such holders and the number and type(s) of Company Shares held.

          (c) All of the outstanding shares of capital stock of Worlds owned by the Company are held directly by the Company, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          (d) None of the Company Securities are registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          SECTION 2.3.   Authority Relative to this Agreement and Merger;
                         ------------------------------------------------
Consents and Approvals.
-----------------------

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than as provided in Section 2.3(c). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and by the limitations imposed by general principles of equity.

          (b) The Company Board, at a meeting duly called and held, has, by unanimous vote of the members of the Company Board present at such meeting, duly and validly approved, and taken all corporate actions required to be taken by the Company Board for the consummation of, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Company Board has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the DGCL and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or any of the transactions contemplated hereby or thereby.

          (c) The affirmative votes of the holders of at least (i) a majority of all of the outstanding Company Common Stock voting together as a class with all of the outstanding Company Preferred Stock (with each share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time), and (ii) 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting as a single class (with each such share of Company Preferred Stock being entitled to the number of votes equal to the number of shares of Company Common Stock into which such shares of Company Preferred Stock may be converted at such time, provided that each share of Series D Preferred Stock shall be deemed to be convertible at such time into six shares of Company Common Stock), are the only votes of the holders of any class or series of the Company Securities necessary to approve and adopt this Agreement, the Merger and the Articles Amendment (as defined in Section 4.3(a)).

     SECTION 2.4. Financial Statements; Net Assets.
                  --------------------------------

     (a) The consolidated financial statements of the Company, which consist of
(i) the audited consolidated balance sheets of the Company and the notes thereto as of March 31, 1995 and 1996 and the audited consolidated statements of income, stockholder's equity and cash flow and the notes thereto for the three fiscal years ended March 31, 1996, certified by Price Waterhouse LLP whose reports thereon are included therewith, and (ii) the unaudited consolidated balance sheet of the Company as of August 31, 1996 (the "Company Balance Sheet") and unaudited consolidated statements of income and cash flow for the five (5) months then ended, true and correct copies of which Company Balance Sheet and unaudited consolidated statements of income and cash flow were previously delivered to Parent, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with respect to prior periods and present fairly the consolidated financial position of the Company and the results of its operations as of the relevant dates thereof and for the periods covered thereby, except that the unaudited financial statements are subject to normal year-end audit adjustments. The unaudited consolidated balance sheet and the unaudited consolidated statements of income and cash flow referred to above were prepared in accordance with GAAP on a basis consistent with prior interim periods and include all adjustments (consisting only of normal recurring accruals but subject to normal year-end audit adjustments) necessary for a fair presentation of the results of operations for such periods. Except as set forth in Section 2.4 of the Company Disclosure Schedule, (A) all of the accounts receivable reflected on the Company Balance Sheet and all accounts receivable incurred since the date of the Company Balance Sheet are fully collectible in the normal course of business and there are no known or asserted claims or other rights of set-off against any thereof, except for any reserves established on the Company Balance Sheet for sales returns or uncollectible accounts, and (B) as of August 31, 1996, there is (w) no account debtor delinquent in its payment by more than ninety (90) days, (x) no account debtor that has refused (or, to the knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (y) to the knowledge of the Company, no account debtor that is insolvent or bankrupt, and (z) no account receivable which is pledged to any third party by the Company.

     (b) The "Net Assets" of the Company as of the Closing shall be not less than $100,000. For purposes of this Agreement, "Net Assets" means the excess of
(i) the sum of the Company's cash, cash equivalents, collectible receivables, saleable inventory, fixed assets, prepaid expenses and marketable securities over (ii) all of the Company's liabilities, including, without limitation, all liabilities with respect to Taxes, in each case as determined in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to prior periods.

     SECTION 2.5. Information Supplied by the Company.
                  ------------------------------------

     (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Hearing Documents (as defined in Section 4.2(a)) to be filed with the Commissioner of Corporations of the State of California (the "California Commissioner of Corporations") contains or will contain, at the time such information is supplied, at the time such Hearing Documents are filed or at the time the Fairness Hearing (as defined in Section 4.2(a)) is held, or (ii) the proxy statement furnished by the Company to its stockholders relating to the meeting of the Company's stockholders to be held in connection with the Merger or the information statement to be furnished to the Company's stockholders in the event the Company solicits consents of its stockholders to approve the Merger in lieu of a meeting of the Company's stockholders (the "Proxy Statement/Information Statement") contains or will contain, at the time such information is supplied, on the date such Proxy Statement/Information Statement is mailed to stockholders, at the time the Fairness Hearing is held or at the times of such meeting or meetings of stockholders, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) In the event that the parties prepare, and Parent files with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-4 (the "S-4") in connection with the issuance of shares of Parent Common Stock in the Merger as contemplated by Section 4.2(b), none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 contains or will contain, at the time the information is supplied, at the time the S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The Proxy Statement/Information Statement will comply in all material respects with the requirements of the DGCL and, to the extent applicable, the CGCL. The S-4, if filed, will comply as to form in all material respects with the provisions of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations promulgated thereunder.

     SECTION 2.6  Consents and Approvals; No Violations.  Except for filings,
                  -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the California Corporate Securities Law of 1968, as amended (the "California Securities Law") and other state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of the Certificate of Merger as provided by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement or the Certificate of Merger by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar governing documents) of the Company, (b) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (c) except as set forth in Section 2.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets, except, in the case of clauses (b) and (c), for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

     SECTION 2.7.   No Default.  Except as set forth in Section 2.7 of the
                    ----------
Company Disclosure Schedule, the Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or Bylaws, (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is now a party or by which it or any of its properties or assets may be bound, except for defaults or breaches that would not have a Material Adverse Effect on the Company, or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.

     SECTION 2.8.   No Undisclosed Liabilities; Absence of Changes.  Except as
                    ----------------------------------------------
set forth in Section 2.8 of the Company Disclosure Schedule, as of August 31, 1996, the Company did not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which, individually or in the aggregate, could have a Material Adverse Effect on the Company. Since August 31, 1996, the business of the Company has been carried on in the ordinary and usual course, the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could have, and there have been no events, changes or effects with respect to the Company having, or which could have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 2.9.  Litigation.  Except as set forth in Section 2.9 of the
                   ----------
Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets which, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect on the Company or (b) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transaction contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. The Company is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could have a Material Adverse Effect on the Company or could prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 2.10.  Compliance with Applicable Law.  Section 2.10 of the Company
                    ------------------------------
Disclosure Schedule sets forth a list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Company Permits") used by the Company in the conduct of its businesses. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, could not have a Material Adverse Effect on the Company. The Company is in compliance with the terms of the Company Permits, except where the failure so to comply could not have a Material Adverse Effect on the Company. Except as set forth in Section 2.10 of the Company Disclosure Schedule, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12(a)) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

     SECTION 2.11.  Employee Benefit Plan Matters.
                    -----------------------------

     (a) Section 2.11 of the Company Disclosure Schedule sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement providing employee benefits maintained or contributed to by the Company in which any employee of the Company has participated or under which any employee has accrued and remains entitled to any benefits (the "Benefit Plans"). The Company has delivered to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required, and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

     (b) The Benefit Plans maintained or contributed to, or formerly maintained or contributed to, by the Company have been maintained, operated and administered in all material respects in accordance with their terms and with all provisions of the Employee Retirement Income Security Act of 1974, as amended (including the rules and regulations thereunder) ("ERISA") and other applicable laws. All accrued obligations of the Company applicable to its employees whether arising by operation of law, by contract, by past custom or otherwise, for payments by the Company to any Benefit Plan or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to employment, or to said employees through the date hereof have been paid or will be paid in the ordinary course within sixty (60) days.

     (c) There are no "pension benefit plans" as defined by Section 3(2) of ERISA that are defined benefit plans (including a multiemployer plan) that at any time have been established, maintained or contributed to by the Company.

     (d) No Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) provides retiree medical benefits to any employees of the Company except as required under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA ("COBRA").

     (e) Except as set forth in Section 2.11 of the Company Disclosure Schedule, no employee of the Company will accrue or receive severance benefits or additional benefits, service or accelerated rights to payment of benefits under any Benefit Plan maintained by the Company, including, without limitation, the right to receive any parachute payment, as a result of the transactions contemplated by this Agreement. There are no material claims or lawsuits (other than routine claims for benefits) which have been asserted or instituted in respect of any of the Benefit Plans maintained or contributed to by the Company and, to the knowledge of the Company, no basis for any such claim or lawsuit exists.

     (f) Section 2.11 of the Company Disclosure Schedule sets forth a true, complete and correct list of all loans and advances made by the Company to any of its directors, officers or employees or other persons, whether or not made in connection with the acquisition of Company Securities or pursuant to the exercise of any Company Stock Options, and indicating whether such director, officer, employee or other person is a current employee of the Company. To the knowledge of the Company, all loans or advances made by the Company to any of its directors, officers or employees or other persons in connection with the acquisition of Company Securities or pursuant to the exercise of any Company Stock Options were made in accordance with all applicable laws, rules and regulations.

     SECTION 2.12.  Environmental Laws and Regulations.
                    ----------------------------------

     (a) Except as set forth in Section 2.12 of the Company Disclosure Schedule,
(i) to the knowledge of the Company, the Company is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, without limitation, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to possess such permits and other governmental authorizations could not have a Material Adverse Effect on the Company; (ii) the Company has not received written notice of, or, to the knowledge of the Company, is not the subject of, any action, cause of action, claim, investigation, demand, notice or Lien by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) There are no Environmental Claims against the Company that are pending or, to the knowledge of the Company, threatened against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     SECTION 2.13.  Labor and Employment Matters.  Except as set forth in
                    ----------------------------
Section 2.13 of the Company Disclosure Schedule, there is no collective bargaining agreement or other labor agreement to which the Company is a party or by which the Company is bound. The Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of the employees of the Company, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and have withheld and paid to the appropriate governmental authorities, or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of the Company and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no: (a) unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state or local agency; (b) pending labor strike or other material labor trouble affecting the Company; (c) material labor grievance pending against the Company; (d) pending representation question respecting the employees of the Company; (e) pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company is a party or by which it is bound; or (f) to the knowledge of the Company, any basis for which a claim may be made under any collective bargaining agreement listed in Section 2.13 of the Company Disclosure Schedule.

     SECTION 2.14.  Tax Matters.
                    -----------

     (a)  For purposes of this Agreement:

          (i) the term "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

          (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

     (b) The Company has prepared and timely filed all Tax Returns required to be filed. Such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

     (c) As of the taxable year ended March 31, 1996, to the knowledge of the Company based upon the advice of its independent public accountants, the Company had approximately $18,541,000 and $9,271,000 of net operating loss carryovers for federal and California Tax purposes, respectively. To the knowledge of the Company based upon the advice of its independent public accountants, the Company has not experienced an "ownership change" within the meaning of Section 382(g) of the Code other than the "ownership change" that occurred on December 6, 1993 or that will occur as a result of the transactions contemplated by this Agreement.

     (d) (i) No claim has been made by any Taxing authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction, and (ii) no extensions or waivers of statutes of limitations with respect to the Tax Returns have been given by or requested from the Company other than with respect to periods for which the statute of limitations on the assessment and collection of Taxes has now expired.

     (e) Section 2.14 of the Company Disclosure Schedule sets forth:

          (i) the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

          (ii) those years for which examinations by the Taxing authorities have been completed;

          (iii) those years for which examinations by Taxing authorities are presently being conducted;

          (iv) those years for which notice of pending or threatened examination or adjustment has been received; and

          (v) those years for which required income Tax Returns have not yet been filed.

     (f) All deficiencies asserted or assessments made as a result of any examinations by any Taxing authority have been fully paid, or are fully reflected as a liability in the Company Balance Sheet.

     (g) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

     (h) Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

     (i) The Company is not a party to or bound by any closing agreement or offer in compromise with any Taxing authority.

     (j) (i) The Company has not been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), (ii) the Company has not had any liability for Taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract, or otherwise; (iii) the Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them; (iv) the Company has not made a consent dividend election under Section 565 of the Code; (v) the Company has not been a personal holding company under Section 542 of the Code; and (vi) the Company has not participated in an international boycott within the meaning of Section 999 of the Code.

     (k) None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company secures, directly or indirectly, any debt the interest on which is tax exempt under
Section 103(a) of the Code; none of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (l) The Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) (or any change in the manner in which the Company applies Section 263A) of the Code or any comparable provision of state or foreign Tax laws by reason of a change in accounting method or otherwise. The Company has not taken action which is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

     (m) Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (n) Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company does not have, or has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and the Company has not engaged in a trade or business within, or derived any income from, any foreign country.

     (o) To the knowledge of the Company, the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

     (p) No material election with respect to Taxes of the Company will be made after the date of this Agreement without the prior written consent of Parent.

     (q) The provisions for Taxes currently payable on the Company Balance Sheet are at least equal, as of the date thereof, to all unpaid Taxes of the Company, whether or not disputed.

     (r) Except as may result as a consequence of the transactions contemplated by this Agreement, none of the income recognized, for federal, state, local or foreign income Tax purposes, by the Company during the period commencing on the date hereof and ending on the Closing Date will be derived other than in the ordinary course of business, and all Taxes that are due prior to the Closing Date shall be paid on or prior to the date such Taxes are due.

     (s) The Company is not, and has not been, a "United States real property holding corporation" (as defined in Section 897(c)(2)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding Tax provision).

     SECTION 2.15.  Properties and Inventories.
                    --------------------------
     (a) The Company has good title to, valid leasehold interests in or other valid and enforceable rights to use all of the tangible assets used in its operations or necessary for the conduct of its businesses, including, without limitation, the assets reflected on the Company Balance Sheet, free and clear of any Liens except as set forth in Section 2.15 of the Company Disclosure Schedule, material restrictions or adverse claims, except for such imperfections of title and Liens, if any, which are not substantial in character, amount or extent, and which do not and are not reasonable likely to materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby. All of such assets are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

     (b) Since the date of the Company Balance Sheet, there has not occurred any transfer of title other than in the ordinary course of business or any abandonment, any pilferage or any other material loss with respect to, any of its property, plant or equipment, except where the occurrence of any such abandonment, pilferage or other material loss could not have a Material Adverse Effect on the Company.

     (c) The Company does not own any real property. Section 2.15 of the Company Disclosure Schedule also sets forth a true, correct and complete list of all real property leases to which the Company is a party or by which it is bound. All improvements on leased property used in the business of the Company and the present uses thereof are in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance could not have a Material Adverse Effect on the Company.

     SECTION 2.16.  Insurance.  Section 2.16 of the Company Disclosure Schedule
                    ---------
sets forth a true, complete and correct list of the insurance policies held by the Company and providing coverage for the Company. The Company is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated. The Company reasonably believes that such policies provide adequate coverage for the operations conducted by the Company.

     SECTION 2.17.  Returns. The Company has not had any of its products
                    -------
returned by a purchaser or user thereof, other than for minor, nonrecurring warranty problems, stock balancing, overstock and version changes and upgrades. The Company is not aware of any pending warranty claims against it other than those that arise in the ordinary course of business and which are not expected to require a bulk recall of products currently sold to customers or in the distribution channel.

     SECTION 2.18.  Intellectual Property.
                    ---------------------

     (a) Section 2.18 of the Company Disclosure Schedule contains a true, complete and correct list of all patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, servicemarks, servicemark applications and trade names owned by or licensed to the Company and used in its business. Except as set forth in Section 2.18 of the Company Disclosure Schedule, the Company owns, licenses or otherwise has lawful rights to use all patents, patent rights, trademarks, trademark rights, copyrights, servicemarks, servicemark rights, trade names, trade name rights, trade secrets, know-how and other proprietary rights and information (collectively, "Intellectual Property Rights") necessary or required for the conduct of its businesses as presently conducted, free and clear of any Liens other than Liens created by the license agreements set forth in Section 2.18 of the Company Disclosure Schedule, and such ownership or other rights to use, sell or license are sufficient for such conduct of its businesses (provided, however, that this sentence shall not be deemed to be a representation or warranty by the Company regarding any infringement by the Company on the intellectual property rights of others). To the knowledge of the Company and except as set forth in Section
2.18 of the Company Disclosure Schedule, all Intellectual Property Rights used in its businesses as now conducted (i) do not infringe on the rights of others and (ii) are valid, subsisting, unexpired, enforceable and have not been abandoned.

     (b) Except as set forth in Section 2.18 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement to which the Company is a party or by which it is bound governing any Intellectual Property Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Right or materially impair the right of the Company to use, sell or license any Intellectual Property Right or portion thereof.

     (c) Except as set forth in Section 2.18 of the Company Disclosure Schedule, neither the development, manufacture, marketing, license, sale or intended use of any product currently or within the previous five (5) years licensed or sold by the Company or currently under development by the Company violates any license or agreement between the Company and any third party or, to the knowledge of the Company, infringes any Intellectual Property Right of any other party, and there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting or materially impacting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right or alleging the violation by the Company of any obligation of confidentiality or nondisclosure, nor, to the knowledge of the Company, is there any basis for any such claim, nor has the Company received any notice asserting that any Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Company, is there any basis for any such assertion.

     (d) The Company has taken reasonable steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Intellectual Property Rights, except where the failure to take such steps could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not breached any confidentiality, non-disclosure or other agreement covering any information of third parties as to which there exists an obligation of confidentiality on the part of the Company. Except as set forth in Section 2.18 of the Company Disclosure Schedule, all former and current officers, employees, independent contractors and consultants of the Company have executed and delivered to the Company a written agreement regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons. No current or former officers, employees or consultants of the Company claim an ownership interest in any Intellectual Property Rights as a result of having been involved in the development of such property while employed by or consulting to the Company or otherwise.

     SECTION 2.19.  Opinion of Financial Adviser.  Piper Jaffray, Inc. (the
                    ----------------------------
"Financial Adviser") has delivered to the Company Board its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of all of the Company Shares from a financial point of view. A signed, true, correct and complete copy of such opinion has been delivered to Parent, and such opinion has not been modified in any material respect or withdrawn.

     SECTION 2.20.  Accounting Matters.
                    ------------------

     (a) Neither the Company nor, to the knowledge of the Company, any of its affiliates or stockholders (including, without limitation, the Company Affiliates) has taken or agreed to take any of the following actions in contemplation of, or for purposes of effecting, any reorganization, merger, consolidation, combination or similar transaction (collectively, "Pooling Prevention Events") during the two (2) year period immediately prior to the date hereof: (i) changed the equity interests of any shares of Company Common Stock;
(ii) reacquired any shares of Company Common Stock; (iii) made any distributions to the stockholders of the Company or issued, exchanged or retired any of the Company's securities; or (iv) deprived or restricted the voting rights of any holder of Company Common Stock.

     (b) In addition to the representations and warranties set forth in Section 2.20(a), to the knowledge of the Company, neither the Company nor any of its affiliates or stockholders (including, without limitation, the Company Affiliates) has taken or agreed to take any other action that could prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests."

     (c) The Company has not failed to bring to the attention of Parent any actions, or agreements or understandings, whether written or oral, to act that, to the knowledge of the Company, could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests."

     SECTION 2.21.  Material Contracts.
                    ------------------

     (a) The Company has delivered or otherwise made available to Parent true, correct and complete copies of the following contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company is a party or by which any of its properties or assets are bound:

          (i) any agreement presently in effect for the purchase of inventory, supplies, equipment or other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $100,000;

          (ii) any lease presently in effect or ownership of equipment, machinery or other personal property involving aggregate annual payments in excess of $100,000;

          (iii) any agreement presently in effect for the sale or lease of products or furnishing of its services, except individual purchase orders or aggregate purchase orders from a single customer involving payments of less than $100,000;

          (iv) any joint venture, partnership or other contract or arrangement presently in effect involving the sharing of profits other than license agreements;

          (v) any agreement presently in effect relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets or securities by any other person, or of any other person by it, other than as contemplated herein;

          (vi) any agreement presently in effect containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity material to it or to compete with any person or entity in a business material to it;

          (vii) any agreement presently in effect pursuant to which it has appointed any organization or person to act as its distributor or sales agent or pursuant to which it has been appointed a distributor or sales agent by any third party;

          (viii) any agreement presently in effect with any of its officers, directors or affiliates;

          (ix) any agreement presently in effect for the license of any patent, copyright, trade secret or other proprietary information agreements involving the payment by or to the Company in excess of $25,000;

          (x) any agreement presently in effect involving payments to or obligations of it in excess of $100,000, not otherwise described in this
     Section 2.21; or

          (xi) any agreement of indebtedness or capital equipment leases presently in effect in excess of $100,000 (collectively, together with any such contracts entered into in accordance with Section 4.1, the "Contracts").

     (b) Except as set forth in Section 2.21 of the Company Disclosure Schedule:

          (i) There is no default under any Contract either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both could constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case, individually or in the aggregate, in which such default or event could reasonably be expected to have a Material Adverse Effect on the Company;

          (ii) No party to any such Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on the Company; and

          (iii) To the knowledge of the Company, no party to any such Contract intends to cancel, withdraw, modify or amend any such Contract.

     SECTION 2.22.  Related Party Transactions.  Except as set forth in Section
                    --------------------------
2.22 of the Company Disclosure Schedule, (a) no current or former employee, officer or director of the Company, or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, and (b) none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that such employees, officers or directors, and members of their immediate families, may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any former or current officer or director of the Company is directly interested in any material contract with the Company.

     SECTION 2.23.  Brokers.  No broker, finder or investment banker (other than
                    -------
the Financial Adviser, a true and correct copy of whose engagement agreements have been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates or stockholders (including the Company Affiliates). The Company shall be responsible for all such fees and expenses, except that, as of the Effective Time, the Surviving Corporation shall assume the Company's obligation to pay the Financial Adviser any amounts owing under the terms of the engagement agreements previously provided to Parent.

     SECTION 2.24. Disclosure.  None of this Agreement or any certificate
                   ----------
delivered by the Company to Parent or Acquisition, or any item of information set forth in the Company Disclosure Schedule or otherwise supplied by or on behalf of the Company to Parent or Acquisition, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made. Except as set forth in Section 2.24 of the Company Disclosure Schedule, the Company does not know of any facts which now or in the future are reasonably likely to cause a Material Adverse Effect on the Company.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION

     Parent and Acquisition hereby represent and warrant to the Company as follows:

     SECTION 3.1. Organization.
                  ------------

     (a) Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition, the term "Material Adverse Effect" means any change or effect that
(i) is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, or (ii) may materially impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

     (b) Parent has heretofore delivered to the Company accurate and complete copies of the certificates of incorporation and bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 3.2. Capitalization of Parent.  The authorized capital stock of
                  ------------------------
Parent consists of (a) 600,000,000 shares of Parent Common Stock, of which, as of August 31, 1996, approximately 264,000,000 shares of Parent Common Stock were issued and outstanding and approximately 4,000,000 shares of Parent Common Stock were held in treasury, and (b) 1,000,000 shares of preferred stock, $.01 par value per share, none of which is issued or outstanding. All of the shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of August 31, 1996, approximately 45,000,000 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options and otherwise. Except (i) as described in the Parent SEC Reports (as defined in Section 3.4), (ii) for stock options granted from time to time pursuant to the Parent Stock Option Plan (as defined in Section 4.16) or any other stock incentive plan of Parent or any capital stock issued or issuable from time to time upon the exercise of such stock options and (iii) for issuances of capital stock of Parent from time to time in connection with acquisition transactions that are not, individually or in the aggregate, material to Parent, as of the date hereof, there are outstanding no (A) shares of capital stock or other voting securities of Parent, (B) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, (C) options or other rights to acquire from Parent, and no obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, or (D) equity equivalents of Parent or other similar rights (collectively, "Parent Securities"). Except as described in the Parent SEC Reports, there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent Securities.

     SECTION 3.3.  Authority Relative to this Agreement.  Each of Parent and
                   ------------------------------------
Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and by the limitations imposed by general principles of equity.

     SECTION 3.4. SEC Reports; Financial Statements.  Parent has filed all
                  ---------------------------------
required forms, reports and documents with the SEC since February 1, 1994, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended January 31, 1994,

1995 and 1996, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since February 1, 1994 and (iii) all other Exchange Act reports filed by Parent with the SEC since February 1, 1994 (the "Parent SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interests, such original financial statements do not reflect such restatements).

     SECTION 3.5. Information Supplied by Parent.
                  ------------------------------

     (a) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Hearing Documents to be filed with the California Commissioner of Corporations contains or will contain, at the time such information is supplied, at the time such Hearing Documents are filed or at the time the Fairness Hearing is held, or (ii) the Proxy Statement/Information Statement contains or will contain, at the time such information is supplied, on the date such Proxy Statement/Information Statement is mailed to stockholders, at the time the Fairness Hearing is held or at the times of such meeting or meetings of the Company's stockholders, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) In the event that the parties prepare and file with the SEC the S-4 in connection with the issuance of shares of Parent Common Stock in the Merger as contemplated by Section 4.2(b), none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 contains or will contain, at the time the information is supplied, at the time the S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The S-4, if filed, will comply as to form in all material respects with the provisions of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations promulgated thereunder.

     SECTION 3.6.  Consents and Approvals; No Violations.  Except for filings,
                   -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the California Securities Law and other state securities or blue sky laws, the HSR Act, and the filing and recordation of the Certificate of Merger as provided by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or
Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults which would not have a Material Adverse Effect on Parent.

     SECTION 3.7.  No Undisclosed Liabilities.  Except as and to the extent
                   --------------------------
publicly disclosed by Parent, as of July 31, 1996, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent and its subsidiaries (including the notes thereto) as of such date or which would reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 3.8.  No Prior Activities.  Except for obligations incurred in
                   -------------------
connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

     SECTION 3.9.  Brokers.  No broker, finder or investment banker is entitled
                   -------
to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquisition.

     SECTION 3.10.  Accounting Matters.  Neither Parent nor Acquisition has
                    ------------------
taken or agreed to take any action that could prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." Neither Parent nor Acquisition has failed to bring to the attention of the Company any actions, or agreements or understandings, whether written or oral, to act that, to the knowledge of Parent, could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests."

     SECTION 3.11.  Litigation.  Except as publicly disclosed by Parent, there
                    ----------
is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its properties or assets which, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect on Parent or (b) questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transaction contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Parent is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could have a Material Adverse Effect on Parent or could prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.12.  Disclosure.  None of this Agreement or any certificate
                    ----------
delivered by Parent or Acquisition to the Company, or any item of information supplied by or on behalf of Parent or Acquisition to the Company, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made. Neither Parent nor Acquisition knows of any facts which now or in the future are reasonably likely to cause a Material Adverse Effect on Parent.

                                   ARTICLE 4

                                   COVENANTS

     SECTION 4.1.  Conduct of Business of the Company.  Except as otherwise
                   ----------------------------------
contemplated by this Agreement or the Loan Documents, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable efforts to (a) preserve intact its current business organizations, (b) keep available the service of its current officers and employees and (c) preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of Parent:

     (i) amend its certificate of incorporation or bylaws;

     (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights); provided, however, that the Company shall be permitted to issue shares of Company Common Stock pursuant to any outstanding Company Stock Options and to grant to newly-hired employees and to its existing employees in the ordinary course of business options to acquire up to 150,000 shares of Company Common Stock so long as the grant of any such options does not adversely affect or otherwise jeopardize the "pooling of interests" treatment of the Merger and, provided further, however, that the Company shall be permitted to issue shares of Company Common Stock on conversion of outstanding shares of Company Preferred Stock pursuant to the terms of the Restated Certificate of Incorporation of the Company as in effect on the date hereof;

     (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of its subsidiary;

     (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

     (v) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

     (vi) (A) incur or assume any long-term or short-term indebtedness or issue any debt securities, except for borrowings under the Loan Agreement; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company; (C) except with respect to the issuance of Company Common Stock or Company Stock Options pursuant to clause (ii) above, make any loans, advances or capital contributions to, or investments in, any other person (other than advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (D) pledge or otherwise encumber shares of capital stock of the Company; or (E) mortgage or pledge any of its material assets, tangible or intangible, or create any material Lien thereupon;

     (vii) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units), except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company;

     (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

     (ix) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (x) revalue any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (xi) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

     (xii) make or revoke any material Tax election or settle or compromise any Tax liability material to the Company (or make a request to any Taxing authority to change) any material aspect of its method of accounting for Tax purposes;

     (xiii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice;

     (xiv) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

     (xv) take, propose to any person other than Parent, Acquisition or any affiliate thereof (a "Third Party") to take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through 4.1(xiv).

     SECTION 4.2.   Exemption from Registration or Securities Act Registration.
                    ----------------------------------------------------------

     (a) As soon as practicable following the execution of this Agreement, the parties (i) shall (A) file with the California Commissioner of Corporations an Application for Qualification of Securities by Permit under Section 25121 of the California Securities Law, including a related notice of hearing, the proxy statement of the Company and related disclosure materials (collectively, the "Hearing Documents"), to qualify the shares of Parent Common Stock, and (B) hold a fairness hearing (the "Fairness Hearing") to enable the California Commissioner of Corporations to determine the fairness of the terms and conditions of the Merger pursuant to

Section 25142 of the California Securities Law, and (ii) except as otherwise provided in Section 4.2(b), Parent shall thereby issue the Parent Common Stock to the stockholders of the Company in the Merger in reliance upon the exemption under Section 3(a)(10) of the Securities Act from the registration requirements thereunder.

     (b) In the event that the exemption under Section 3(a)(10) of the Securities Act is not available to the parties or, after holding a Fairness Hearing, the California Commissioner of Corporations does not determine that the terms and conditions of the Merger are fair, then, the parties shall defer the timing of the Effective Time and prepare, and Parent shall file as soon as practicable with the SEC, the S-4 with respect to the shares of Parent Common Stock to be issued to the stockholders of the Company in the Merger. The parties will use their reasonable best efforts to cause the S-4 to be declared effective as soon as practicable after the date of such filing.

     SECTION 4.3. Stockholders' Meeting; Proxy Statement/Information Statement.
                  ------------------------------------------------------------

     (a) The Company shall (i) call, give notice of, convene and hold a special meeting of the stockholders of the Company to be held for the purpose of voting upon (A) this Agreement, the Merger and related matters and (B) an amendment to the Restated Certificate of Incorporation of the Company to clarify that the Merger Consideration shall be valued on the Closing Date under Article IV,
Section 2(f) for the purposes of determining the liquidation preferences of the holders of Company Shares under Article IV, Section 2 of the Restated Certificate of Incorporation of the Company (the "Articles Amendment") or (ii) solicit written consents to approve this Agreement, the Merger and related matters and the Articles Amendment for a period of at least thirty (30) days. The Company, Parent and Acquisition shall coordinate and cooperate with respect to the timing of such meeting, provided that the Company shall use its best efforts to call, give notice of, convene and hold such meeting, or solicit such written consents, as soon as practicable after the Fairness Hearing or, if applicable, after the S-4 has been declared effective by the SEC.

     (b) The Company shall prepare, with the cooperation of Parent and Acquisition, the Proxy Statement/Information Statement for the stockholders of the Company (i) to approve this Agreement, the Merger and the transactions contemplated hereby and (ii) the Articles Amendment, and Parent shall have a reasonable opportunity to review the form and content of the Proxy Statement/Information Statement and approve the same prior to its mailing to the Company's stockholders, which approval shall not be unreasonably withheld. Each of Parent, Acquisition and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as may be reasonably required or appropriate for inclusion in the Proxy Statement/Information Statement or, if applicable, the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the same.

     (c) The Company shall include in the Proxy Statement/Information Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of this Agreement and the approval of the Merger and the Articles Amendment, and shall use its best efforts to obtain the requisite stockholder approvals. If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Hearing Documents, the S-4 or the Proxy Statement/Information Statement, as applicable, the Company shall promptly so advise Parent and Acquisition and such event shall be so described, and such amendment or supplement (which Parent and Acquisition shall have a reasonable opportunity to review) shall be promptly filed with the California Commissioner of Corporations or the SEC, as applicable, and, if required by law, disseminated to the stockholders of the Company.

     SECTION 4.4.   Other Potential Acquirors.  The Company, its affiliates and
                    -------------------------
their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company. The Company Board shall (a) provide a copy of any such written proposal and a summary of any oral proposal to Parent and Acquisition immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the person making such proposal), (b) afford Parent and Acquisition a reasonable opportunity to respond to such proposal and (c) keep Parent and Acquisition promptly advised of any development with respect thereto. Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Acquisition, any affiliate or associate of Parent and Acquisition or any designees of Parent and Acquisition) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company.

     SECTION 4.5.   Access to Information.
                    ---------------------

     (a) Between the date hereof and the Effective Time, the Company will give Parent and Acquisition and their authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company, will permit Parent and Acquisition to make such inspections as Parent and Acquisition may reasonably request and will cause the Company's officers to furnish Parent and Acquisition with such financial and operating data and other information with respect to the business, properties and personnel of the Company as Parent or Acquisition may from time to time reasonably request, provided that no investigation pursuant to this Section 4.5(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

     (b) Between the date hereof and the Effective Time, Parent will cause its officers to furnish to the Company, as the Company may reasonably request from time to time, such financial and operating data and other information with respect to the business, properties and personnel of Parent and Acquisition as may be included in the Parent SEC Reports or is otherwise publicly available, provided that no investigation pursuant to this Section 4.5(b) shall affect or be deemed to modify any of the representations or warranties of Parent or Acquisition.

     (c) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Acquisition within twenty (20) business days after the end of each calendar month (commencing with September 30, 1996), an unaudited balance sheet of the Company as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and, within twenty (20) business days after the end of each calendar quarter, cash flows for the quarter then ended, each prepared in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of the Company and fairly present the financial position of the Company (taking into account the differences between the monthly and quarterly statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

     (d) Each of Parent and Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the Company furnished to Parent or Acquisition in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement dated July 16, 1996, entered into among the Company, Parent and Davidson & Associates, Inc. The Company will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated hereby pursuant to the terms of that certain Confidentiality Agreement dated August 26, 1996, between Parent and the Company.

     SECTION 4.6.   Additional Agreements; Reasonable Efforts.  Subject to the
                    -----------------------------------------
terms and conditions herein provided, each of the parties agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (a) cooperation in the preparation and filing of the Hearing Documents, the Proxy Statement/Information Statement and, if filed, the S-4, any filings that may be required under the HSR Act, and any amendments or supplements thereto, and in the holding of the Fairness Hearing, (b) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents under existing obligations of the Company or amend any agreements relating thereto to the extent required by such agreements; (c) contesting any legal proceeding relating to the Merger; and (d) the execution and delivery of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party shall take all such necessary action.

     SECTION 4.7.  Consents.  Each of Parent, Acquisition and the Company will
                   --------
use all reasonable efforts to obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement.

     SECTION 4.8.  Public Announcements.  Parent, Acquisition and the Company,
                   --------------------
as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except, in the case of Parent or Acquisition, as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE as determined by Parent in its sole discretion.

     SECTION 4.9.  Directors' and Officers' Indemnification.  Parent and
                   ----------------------------------------
Acquisition agree that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company as provided in the charter or bylaws of the Company, the indemnification agreements of such persons with the Company or otherwise in effect as of the date hereof with respect to matters (a) occurring prior to the Effective Time or (b) as a result of any action taken by the Company Board in connection with the consummation of the Merger shall survive the Merger and shall continue in full force and effect for a period of five (5) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. To the maximum extent permitted by the DGCL, such indemnification shall be mandatory rather than permissive and the Surviving Corporation shall advance expenses in connection with such indemnification to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided, however, the indemnification provided hereunder shall not be greater than the indemnification permissible pursuant to the charter and bylaws of the Company or such indemnification agreements as in effect as of the date hereof.

     SECTION 4.10. Notification of Certain Matters.  The Company shall give
                   -------------------------------
prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (b) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it to which it is a party or is subject, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (e) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 4.11.  Pooling.  Each of the Company and Parent agrees that it (a)
                    -------
will not engage in, or take any action which might result in, any Pooling Prevention Event and (b) will use its best efforts to refrain from taking any other action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes. The Company will bring to the attention of Parent, and Parent will bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests." Parent shall use commercially reasonable efforts to cause E&Y to deliver to Parent a letter to the effect that pooling-of-interests accounting is appropriate for the Merger if it is closed and consummated in accordance with the terms of this Agreement, and the Company shall use commercially reasonable efforts to cause Price Waterhouse LLP to cooperate fully with E&Y (including, without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to Parent, the Company and E&Y a letter substantially similar to E&Y's letter to Parent) in connection with E&Y's delivery of such letter. The parties acknowledge that the receipt of a letter from Price Waterhouse LLP regarding pooling matters substantially similar to E&Y's letter to Parent is a precondition to E&Y's ability to deliver its letter to Parent. The Company will cause Price Waterhouse LLP to inform all Company Affiliates and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a "pooling-of-interests."

     SECTION 4.12.  Tax-Free Reorganization Treatment.  The Company, on the one
                    ---------------------------------
hand, and Parent and Acquisition, on the other hand, shall execute and deliver at the Closing to Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel to the Company, certificates, in a form reasonably satisfactory to Parent in the case of the Company and substantially in the form attached as Exhibit E in the case of Parent, in connection with its delivery of an opinion
---------
with respect to the transactions contemplated hereby, and the Company and Parent shall each provide a copy thereof to the other parties. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of their respective representations in such form, in the case of the Company, or in the form of Exhibit E, in the case of Parent and Acquisition.
---------

     SECTION 4.13.  Taxes.  If any Tax Return is required to be filed on or
                    -----
prior to the Effective Time, the Company shall prepare and timely file such Tax Return in a manner consistent with prior years and all applicable laws and regulations; provided, however, that Parent shall be notified and given an opportunity to review and to comment, prior to the filing thereof, on any such Tax Return (a) which relates to a Tax which is based upon or measured by income,
(b) which is not regularly filed by the Company in connection with the conduct of its business in the ordinary course, or (c) for which Parent requests such opportunity, although neither Parent's approval nor consent shall be required prior to the filing of any such Tax Return.

     SECTION 4.14.  Employment and Non-Competition Agreements.
                    -----------------------------------------

     (a) The Company shall, as of or prior to the Effective Time, enter into an employment agreement with Lawrence S. Gross, on substantially the terms set forth in the form of the Amended and Restated Employment Agreement attached as Exhibit F, and an
                                                          ---------
employment agreement with Barton Listick, in form and substance acceptable to Parent (such employment agreements being hereinafter referred to as the "Employment Agreements").

     (b) The Company shall, as of or prior to the Effective Time, enter into non-competition agreements with Lawrence S. Gross and Barton Listick, on substantially the terms set forth in the forms of Non-Competition Agreement attached as Exhibit G-1 and Exhibit G-2, respectively (the "Non-Competition
            -----------     -----------
Agreements").

     SECTION 4.15.  Company Affiliates.  The Company has identified to Parent
                    ------------------
each Company Affiliate, and each Company Affiliate (other than those identified in Section 4.15 of the Company Disclosure Schedule) has delivered to Parent on or prior to the date hereof, the Affiliate Letter providing, among other things, that (i) such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Company Affiliate pursuant to the Merger, except as permitted by, and in accordance with, Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act and (ii) until after such time as consolidated financial statements covering at least thirty (30) days of post-merger combined operations of Parent and the Company have been published by Parent, such Company Affiliate will not sell or in any other way reduce such Company Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies" (April 15, 1982), (S) 201.01 (Risk-Sharing Business Combinations Accounted for as Pooling-of-Interests)), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. The Company will use its best efforts to cause each Company Affiliate identified in
Section 4.15 of the Company Disclosure Schedule to execute and deliver Affiliate Letters in form and substance acceptable to Parent as promptly as practicable and, in any event, by no later than October 18, 1996.

     SECTION 4.16. Parent Stock Option and Employee Bonus Pool.
                   -------------------------------------------

     (a) At the Closing, Parent will grant to certain employees of the Surviving Corporation identified by the Chief Executive Officer of the Company and agreed upon by Parent, options to acquire an aggregate of 300,000 shares of Parent Common Stock ("Parent Stock Options") under the Parent's 1992 Employee Stock Option Plan (the "Parent Stock Option Plan"). The exercise price of each such Parent Stock Option will be equal to the closing price per share of Parent Common Stock as reported on the NYSE on the business day immediately preceding the Effective Time. Each Parent Stock Option will vest over a five (5) year period in accordance with the custom and practice of grants made by Parent to its own employees under the Parent Stock Option Plan.

     (b) As an incentive to cause existing employees of the Company to remain in the employment of the Surviving Corporation following the Merger, the Surviving Corporation will establish a cash bonus pool of up to $1.538 million that will be available for persons who are employees of the Company on the Closing Date and who remain employees of the Surviving Corporation for a minimum of six months following the Closing Date ("Remaining Employees").

On July 1, 1997, the Surviving Corporation will make cash bonus awards totaling approximately 20% of the bonus pool in the aggregate to the Remaining Employees, in specific amounts for each Remaining Employee as determined by the Board of Directors of the Surviving Corporation (each such Remaining Employee's July 1, 1997 cash bonus being referred to as his or her "Base Award"). On each of February 1, 1998, July 1, 1998, February 1, 1999 and July 1, 1999, the Surviving Corporation will make cash bonus awards to each of the Remaining Employees who remains in the employ of the Surviving Corporation as of such date in an amount equal to each Remaining Employee's Base Award.

     SECTION 4.17.  Consent and Waiver.  The Company shall obtain from Lawrence
                    ------------------
S. Gross, William Gross, Barton Listick, George Lichter and Jay Meschel (collectively, the "Management Stockholders"), and shall use its best efforts to obtain from each holder of outstanding Company Preferred Stock (the "Preferred Stockholders"), a signed Consent and Waiver, in substantially the form of Exhibit H (a "Consent and Waiver"), pursuant to which each Management
---------
Stockholder and each such holder shall acknowledge and consent to the methodology adopted or to be adopted by the Company Board in connection with the allocation among the stockholders of the Company of the Merger Consideration to be received in the Merger pursuant to Section 1.8 and the Company's Restated Certificate of Incorporation and shall agree to waive any rights, claims or causes of action such holder may have against Parent, Acquisition, the Company, the Surviving Corporation or any of their respective Affiliated Parties arising out of or relating to the application of such methodology by the Company Board. The Company shall include a form of Consent and Waiver in the Proxy Statement/Information Statement.

     SECTION 4.18.  Stock Exchange Listing.  Parent shall use its reasonable
                    ----------------------
efforts to cause the shares of Parent Common Stock to be issued to the stockholders of the Company in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     SECTION 4.19.  SEC Filings.  Parent shall promptly furnish the Company with
                    -----------
copies of all filings made by Parent with the SEC or any other federal or state Governmental Entity after the date of this Agreement and prior to the Effective Time.

     SECTION 4.20.  Exercise of Company Stock Options.  On the Closing Date, the
                    ---------------------------------
Company will deliver to Parent an annotated copy of Section 2.2 of the Company Disclosure Schedule, certified by an officer of the Company, showing (i) all Company Stock Options that have been granted since the date of this Agreement,
(ii) all Company Stock Options that have been exercised since the date of this Agreement and (iii) all Company Stock Options that shall be cancelled in exchange for Parent Replacement Options pursuant to Section 1.11.

     SECTION 4.21.  Certain Filing by Parent.  If the Closing Date shall occur
                    ------------------------
at any time after December 31, 1996, Parent agrees to file with the SEC under the Exchange Act, as soon as practicable (but no later than thirty (30) days) after the results of the combined operations of Parent and the Surviving Corporation for a full thirty (30)-day calendar month become available, a Current Report on Form 8-K reporting such results of operations.

     SECTION 4.22.  Termination of Certain Side Letters.  The Company entered
                    -----------------------------------
into a letter agreement dated June 8, 1994 with Steven Spielberg and a letter agreement dated August 19, 1994 with Random House, in each case with respect to, among other things, the issuance of additional securities of the Company under certain circumstances. The Company agrees to use its best efforts to cause the termination of each such letter agreement on or prior to the Closing Date.

     SECTION 4.23.  Delivery of Certified Financial Statements.  The Company
                    ------------------------------------------
shall use its best efforts to deliver to Parent, as soon as practicable but in any event no later than the Closing Date, the restatement, if any, of the Company's financial statements identified in Section 2.4(a)(i), certified by Price Waterhouse LLP; provided, however, that in no event shall any such restatement or restatements, in the aggregate, result in a reduction of more than $400,000 in the assets of the Company or the historic revenues or earnings of the Company or an increase of more than $400,000 in the liabilities of the Company.

     SECTION 4.24.  Defaults Under the Silicon Loan Documents.  The Company
                    -----------------------------------------
shall use its best efforts to cure any defaults under or violations of the Silicon Loan Documents and/or obtain a duly executed waiver by Silicon Valley Bank of such defaults or violations, in form and substance satisfactory to Parent.

                                    ARTICLE 5


                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 5.1.  Conditions to Each Party's Obligations to Effect the Merger.
                   -----------------------------------------------------------
The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

     (d) the issuance of a favorable fairness determination from the California Commissioner of Corporations in the Fairness Hearing (without the imposition of any material conditions or changes to the terms of the Merger) and a permit to issue the Parent Common Stock to the stockholders of the Company in the Merger or, if a favorable fairness determination shall not have been so issued, the S-4 contemplated by Section 4.2(b) shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 5.2.  Conditions to the Obligations of the Company.  The
                   --------------------------------------------
obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the aggregate effect of any inaccuracies in the representations and warranties of Parent and Acquisition contained in this Agreement or in any other document delivered pursuant hereto has not had at and as of the Effective Time, and is not reasonably likely to have, a Material Adverse Effect on Parent and its subsidiaries taken as a whole, and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (b) each of the obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (c) the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

     (d) the opinions of (i) Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel to the Company, addressed to the Company and its stockholders to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Robert Tucker, Esq., special counsel to Parent and Acquisition, to the effect that the Parent Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, shall have been delivered, and such opinions shall not have been withdrawn or modified in any material respect;

     (e) Parent shall have granted to certain employees of the Surviving Corporation identified by the Chief Executive Officer of the Company and agreed upon by Parent the Parent Stock Options as contemplated by, and in accordance with, Section 4.16; and

     (f) there shall have been no events, changes or effects with respect to Parent or Acquisition or any of their respective subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent and, at the Closing, Parent shall have delivered to the Company a certificate to that effect.

     SECTION 5.3.  Conditions to the Obligations of Parent and Acquisition.  The
                   -------------------------------------------------------
respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) each of the representations and warranties of the Company contained in this Agreement or in any other document delivered pursuant hereto is true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to such effect; provided, however, that for any representation or warranty other than those contained in Sections 2.1, 2.2(b) or (d), 2.3, 2.5 or 2.9, it shall only be a condition to closing that the aggregate effect of any inaccuracies in such representations or warranties shall not have had, between the date hereof and the Effective Time and at and as of the Effective Time, and shall not be reasonably likely to have, a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company, or have resulted in, or be reasonably likely to result in, a decrease in the value of the assets of the Company or an increase in the liabilities of the Company of in excess of $5.0 million; and provided further, however, that, except as otherwise provided in Section 1.12(c), notwithstanding the occurrence of the Closing, neither Parent nor Acquisition shall be deemed to have waived or otherwise limited its right to recover Losses pursuant to Section 1.12 or otherwise for any breach of or inaccuracy in any such representations and warranties of the Company.

     (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

     (c) each Company Affiliate shall have performed his or its obligations under the applicable Affiliate Letter, and Parent shall have received a certificate signed by each of them to such effect;

     (d) Parent shall have received a letter from E&Y to the effect that "pooling-of-interests" accounting is appropriate for the Merger if the Merger is closed and consummated in accordance with the terms of this Agreement, and such letter shall not have been withdrawn or modified in any material respect.

     (e) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents or approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company;

     (f) the number of Company Dissenting Shares as of the Effective Time shall not exceed 9% of the then issued and outstanding Company Shares (with each share of Company Preferred Stock being converted into the number of shares of Company Common Stock into which such share of Company Preferred Stock may be converted);

     (g) the Escrow Agreement shall have been duly executed and delivered by the Company, the Escrow Committee and The Bank of Boston, in its capacity as escrow agent, and shall be in full force and effect;

     (h) the Employment Agreement between the Company and Lawrence S. Gross shall be in full force and effect, and Lawrence S. Gross shall be in good physical and mental health and capable of performing his obligations under such Employment Agreement;

     (i) the Non-Competition Agreements shall be in full force and effect;

     (j) (i) the Restated Investors' Rights Agreement dated as of September 25, 1995, by and among the Company, the persons listed on Exhibit A thereto as Investors, the persons listed on Exhibit A thereto as Founders, and William Lohse and William Gross, as amended from time to time, and (ii) all registration rights existing with respect to any Company Securities, shall have been terminated, and Parent and Acquisition shall have received written evidence of the same;

     (k) the Articles Amendment shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company;

     (l) all of the Management Stockholders, together with Preferred Stockholders holding at least 90% of the Company Shares held by all Preferred Stockholders, shall have executed and delivered to the Company a Consent and Waiver as contemplated by Section 4.17, or each share of Company Preferred Stock shall have been converted prior to the Effective Time into shares of Company Common Stock pursuant to Article IV, Section 5(c)(i) of the Restated Certificate of Incorporation of the Company;

     (m) William Gross shall have executed and delivered to the Company an internet domain assignment agreement, substantially in the form of Exhibit I,
                                                                   ---------
pursuant to which Mr. Gross will assign the entire right, title and interest held by him and/or certain entities owned or controlled (in whole or in part) by him in the internet domain names and related intellectual property identified in such form;

     (n) each of the Company Affiliates identified in Section 4.15 of the Company Disclosure Schedule shall have executed and delivered the Affiliate Letter; and

     (o) there shall have been no events, changes or effects with respect to the Company having or which could reasonably be expected to have a Material Adverse Effect on the Company and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect.

                                   ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 6.1.  Termination.  This Agreement may be terminated and the Merger
                   -----------
may be abandoned at any time, but prior to the Effective Time:

     (a) by mutual written consent of Parent, Acquisition and the Company;

     (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by January 15, 1997, or as otherwise extended by the parties or as contemplated by the penultimate paragraph of this
Section 6.1 (the "Termination Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have directly resulted in the failure of the Effective Time to occur on or before said date;

     (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) would be incapable of being satisfied by the Termination Date,
(ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, provided that, with respect to clauses (i) and (ii) above, the Company has not materially breached any of its obligations hereunder and has not failed to timely cure such breach, or (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger or solicited written consents to approve the Merger for thirty (30) days and, in either case, shall have failed to obtain the requisite vote or consent of its stockholders;

     (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Termination Date, (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Parent or Acquisition thereof, provided that, with respect to clauses (i) or
(ii) above, neither Parent nor Acquisition has materially breached any of their respective obligations hereunder and has not failed to timely cure such breach,
(iii) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this

Agreement or the Merger, or shall have recommended to the Company's stockholders a Third Party Acquisition (as defined below) or a Significant Acquisition (as defined below), or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger or to solicit written consents to approve the Merger, or shall have adopted any resolution to effect any of the foregoing, or (iv) the Company shall have convened a meeting of its stockholders to vote upon the Merger or solicited written consents to approve the Merger for thirty (30) days and, in either case, shall have failed to obtain the requisite vote or consent of its stockholders.

     (e) by Parent and Acquisition if each of the Company Affiliates identified in Section 4.15 of the Company Disclosure Schedule shall not have executed and delivered Affiliate Letters in form and substance acceptable to Parent on or before October 18, 1996.

     Notwithstanding Section 6.1(b), in the event that the parties prepare, and Parent files with the SEC, the S-4 as contemplated by Section 4.2(b), the Termination Date shall be January 31, 1997, or as otherwise extended by the parties, provided that if the S-4 is filed with the SEC and, as of January 31, 1997, (A) the S-4 shall not have been declared effective by the SEC, or (B) the S-4 shall have been declared effective by the SEC but a sufficient period of time has not transpired since the date the S-4 shall have been declared effective to allow the Company to mail the Proxy Statement/Information Statement to its stockholders, to solicit proxies to approve the Merger and the Articles Amendment and to convene a special meeting of stockholders to vote on the Merger, or (C) if the Company elects to solicit written consents to the Merger and the Articles Amendment in lieu of holding a special meeting of stockholders, the S-4 shall have been declared effective but sufficient consents of the stockholders of the Company approving the Merger and the Articles Amendment shall not have been received and the Company has not been able to solicit such consents for at least thirty (30) days following the effective date of the S-4, then, in any such case, the Termination Date shall be automatically extended to a date which is sixty (60) days following the date upon which the S-4 shall have been or is declared effective by the SEC.

     The term "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company; or (iii) the acquisition by a Third Party of 30% or more of the outstanding shares of Company Common Stock. The term "Significant Acquisition" means the acquisition by the Company, by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 40% of the annual revenues, net income or assets of the Company.

     SECTION 6.2. Effect of Termination.  In the event of the termination and
                  ---------------------
abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.5(c), 6.3, 7.5, 7.8 and
7.9. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 6.3.  Expenses.
                   --------

     (a) Upon the termination of this Agreement pursuant to Section 6.1(c)(iii) or Section 6.1(d), the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten (10) business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $250,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to counsel to any of the foregoing, and accountants). If Parent or Acquisition shall submit a request for reimbursement hereunder, Parent or Acquisition will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount requested (not to exceed $250,000) no later than ten (10) business days following such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.

     (b) Upon the termination of this Agreement pursuant to Section 6.1(c)(i) or
(ii), Parent shall reimburse the Company and their affiliates (not later than ten (10) business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $425,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If the Company shall have submitted a request for reimbursement hereunder, the Company will provide Parent in due course with invoices or other reasonable evidence of such expenses upon request. Parent shall in any event pay the amount requested (not to exceed $425,000) no later than ten (10) business days following such request, subject to Parent's right to demand a return of any portion as to which invoices are not received in due course.

     (c) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 6.4.  Amendment.  This Agreement may be amended by action taken
                   ---------
by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

     SECTION 6.5.  Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth

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

in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 MISCELLANEOUS

     SECTION 7.1.  Survival of Representations and Warranties.  The
                   ------------------------------------------
representations and warranties made herein shall be deemed to have been made as of the Effective Time and, for purposes of Section 1.12 and the Escrow Agreement, survive the Effective Time and continue until the Escrow Release Date (except to the extent that claims against the Escrowed Parent Common Stock shall have been made during such period, in which case such survival period shall continue until such claims have been resolved).

     SECTION 7.2.  Entire Agreement; Assignment.  This Agreement, together with
                   ----------------------------
the Loan Documents, and the Confidentiality Agreements referred to in Section 4.5(d), (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 7.3.  Validity.  If any provision of this Agreement, or the
                   --------
application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     SECTION 7.4.  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

          if to Parent or Acquisition:  CUC International Inc.
                                        707 Summer Street
                                        Stamford, CT  06901
                                        Attention:  Amy N. Lipton, Esq.
                                        Facsimile:  (203) 348-1982

          with copies to:               Davidson & Associates, Inc.
                                        19840 Pioneer Avenue
                                        Torrance, CA  90503
                                        Attention:  Paula V. Duffy, Esq.
                                        Facsimile:  (310) 793-0735

                                        Gibson, Dunn & Crutcher LLP
                                        333 South Grand Avenue
                                        Los Angeles,  CA
                                        Attention:  Bradford P. Weirick, Esq.
                                        Facsimile:  (213) 229-6765

          if to the Company:            Knowledge Adventure, Inc.
                                        1311 Grand Central Avenue
                                        Glendale, CA.  91201
                                        Attention:  Lawrence S. Gross
                                        Facsimile: (818) 246-9186

          with a copy to:               Gunderson Dettmer Stough Villeneuve
                                        Franklin and Hachigian, LLP
                                        600 Hansen Way, 2nd Floor
                                        Palo Alto, CA.  94304
                                        Attention:  Margaret E. Nibbi, Esq.
                                        Facsimile:  (415) 843-0314

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 7.5.  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     SECTION 7.6.  Headings; Construction.  The descriptive headings herein are
                   ----------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement, Article, section, exhibit, schedule, preamble, recital and party references are to this Agreement unless otherwise stated. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

     SECTION 7.7.  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 7.8.  Specific Performance.  The parties acknowledge that
                   --------------------
irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     SECTION 7.9.  Brokers.  Except as otherwise provided in Section 6.3, the
                   -------
Company agrees to indemnify and hold harmless Parent and Acquisition from and against any and all liability to which Parent and Acquisition may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company.

     SECTION 7.10.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     SECTION 7.11.  Definition of Knowledge.  When any fact is stated to be to
                    -----------------------
the "knowledge of the Company," such reference shall mean that one or more of the members of the Company Board and/or any of the following executive officers or employees of the Company knows or should have known in the normal course of business of the existence or non-existence of such fact: Lawrence S. Gross, William Gross, Barton Listick and George Lichter.

     SECTION 7.12.  Recapitalization.  Whenever (a) the number of outstanding
                    ----------------
shares of Parent Common Stock is changed after the date hereof by reason of a subdivision or combination of shares, whether effected by reclassification of shares or otherwise or (b) Parent pays a stock dividend or makes a similar stock distribution on shares of Parent Common Stock, each specified number of shares of Parent Common Stock referred to in this Agreement, the Escrow Agreement or any other document or agreement executed and delivered in connection herewith and each specified per share amount (other than par values) with respect to shares of Parent Common Stock (including, without limitation, $36.22 wherever such figure appears) referred to herein or therein shall be adjusted.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                           KNOWLEDGE ADVENTURE, INC.,
                           a Delaware corporation

                           By:   /s/ Lawrence S. Gross
                              --------------------------------
                              Lawrence S. Gross
                              President

                           CUC INTERNATIONAL INC.,
                           a Delaware corporation

                           By:   /s/ Robert M. Davidson
                              ---------------------------------
                              Robert M. Davidson
                              Vice Chairman

                           KA ACQUISITION CORP.,
                           a Delaware corporation

                           By:   /s/ Paula V. Duffy
                              ---------------------------------
                              Paula V. Duffy
                              Vice President